                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]
Filed by a Party other than the
Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement           [ ] Confidential, for use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                               PENTON MEDIA, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
       [X] No Fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.
        (1)   Title of each class of securities to which transaction applies:
        (2)   Aggregate number of securities to which transaction applies:
        (3)   Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)   Proposed maximum aggregate value of transaction:
        (5)   Total fee paid:
       [ ]    Fee paid previously with preliminary materials.
       [ ]    Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)   Amount Previously Paid:
        (2)   Form, Schedule or Registration Statement No.:
        (3)   Filing Party:
        (4)   Date Filed:

[LOGO - PENTON]





The Penton Media Building
1300 East Ninth Street
Cleveland, Ohio 44114-1503
(216) 696-7000

-------------------------------
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2002
-------------------------------


SUPPLEMENT TO PROXY STATEMENT

                                  INTRODUCTION

         This Supplement to the Proxy Statement, dated April 30, 2002, is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the annual meeting of stockholders of Penton Media, Inc. to be held on Friday, May 31, 2002, at 10:00 a.m., local time, at the Penton Media Conference Center, 1300 East Ninth Street, Cleveland, Ohio, and at any adjournment or postponement of the meeting. This Supplement and the enclosed proxy card are first being mailed on or about May 10, 2002, to the stockholders of record as of April 8, 2002.

         This Supplement also serves as notice under Delaware law of the addition of two proposals to the agenda of the 2002 annual meeting of stockholders, as described below.

         After printing and mailing the Proxy Statement for the 2002 annual meeting of stockholders, we reached an agreement with our preferred stockholders to eliminate the scheduled redemption date of the preferred stock to address the adverse accounting treatment related to this feature of the preferred stock. In order to amend the terms of the preferred stock, the affirmative vote of the holders of a majority of our outstanding common and preferred stock, voting together as a single class, is required. Consequently, the Board of Directors has determined to add a proposal to the agenda for the 2002 annual meeting of stockholders to obtain this approval.

         If stockholders do not approve this amendment to the terms of the preferred stock, we will eliminate the scheduled redemption date by exchanging the outstanding preferred stock for a new series of preferred stock that will not have a scheduled redemption date. This exchange would not require stockholder approval. However, we would need stockholder approval of the issuance of the common stock upon conversion of this new series of preferred stock. Consequently, the Board of Directors has determined to add a proposal to the agenda for the 2002 annual meeting of stockholders to obtain this approval if stockholders do not approve the amendment to the terms of the preferred stock.

         If you have not yet returned the proxy card mailed to you with the Proxy Statement, please disregard that proxy card. If you have already signed and returned that proxy card, you must return the enclosed blue-striped proxy card to vote on the proposals discussed in this Supplement. You may vote for these proposals, as well as the proposals discussed in the Proxy Statement, by signing, dating and returning the enclosed blue-striped proxy card, which must be dated after the proxy card you have previously submitted. Only your last dated proxy card for the annual meeting will count at the meeting. YOUR VOTE IS IMPORTANT. PLEASE RETURN THE ENCLOSED BLUE-STRIPED PROXY CARD.

                          AMENDMENT TO PROXY STATEMENT

         The Proxy Statement is amended to add the following discussion after the discussion for Proposal 9:

              PROPOSAL TO ADOPT AN AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS RELATING TO PENTON'S SERIES B CONVERTIBLE PREFERRED STOCK TO REMOVE SECTION 4C REGARDING THE SCHEDULED REDEMPTION DATE FOR THE SERIES B PREFERRED STOCK AND TO MAKE CERTAIN UPDATING AND CONFORMING CHANGES (PROPOSAL 10)

              WHAT ARE WE ASKING YOU TO APPROVE?

              You are being asked to adopt an amendment to the Certificate of Designations relating to the preferred stock to remove the scheduled redemption feature of the preferred stock and to make related updating and conforming changes to the Certificate of Designations. Section 4C of the Certificate of Designations currently provides for the scheduled redemption of the preferred stock on March 19, 2012. This proposal to remove this provision would be accomplished by deleting Section 4C of the Certificate of Designations and making related updating and conforming changes to the Certificate of Designations.

              WHY ARE WE SEEKING THIS AMENDMENT?

              As discussed in the section entitled "Do the terms of the preferred stock have any accounting implications?" in the General Discussion of Proposals 3 Through 7 in the Proxy Statement, there are certain adverse accounting implications in calculating our earnings per share resulting from the scheduled redemption feature.

              First, the amount that must be paid to the preferred stockholders, who, by definition, are paid ahead of the common stockholders, must be accounted for periodically and reflected on our balance sheet as reductions in common stockholders' equity, which will adversely affect the calculation of earnings per share available to common stockholders.

              By its terms, if any preferred stock remains outstanding on the maturity date of March 19, 2012, we will be required to redeem it for at least its liquidation value plus accrued dividends. This amount is referred to as the liquidation preference. At maturity, that amount will be greater than the current liquidation preference. For accounting purposes, we must assume that the preferred stock will have the maximum liquidation preference at maturity. Thus, if we do not receive stockholder approval of Proposal 3 and either Proposal 4 or Proposal 5 by the sixth anniversary of the issuance of the preferred stock, the liquidation value of the preferred stock will increase from $1,000 to $9,140 per share. In addition, regardless of stockholder approval, the dividend rate on the preferred stock will increase from 7% to 15% per annum, and the preferred stock could accrue up to approximately $383 million of dividends from the sixth anniversary until maturity. Thus, at maturity, the 50,000 shares of preferred stock could be redeemable for approximately $840 million. For each reporting period between the date of issuance of the preferred stock and the earlier of the date that all of the preferred stock is converted or the maturity date, we must accrete, using the interest method, a portion of this $840 million liquidation preference on our balance sheet as reductions in common stockholders' equity. This accretion will negatively affect the calculation of earnings per share available to common stockholders.

              In addition, the accounting rules require us to calculate earnings per share in one of two alternative methods. If either of these calculations results in a lower earnings per share calculation than this accretion method, we would have to report in our financial statements the accounting method that results in the lowest earnings per share.

              Second, certain features of the preferred stock must be accounted for as embedded derivatives, which require mark to market accounting, potentially resulting in significant swings in our net income and earnings per share.

              By eliminating the scheduled redemption feature, we can eliminate these adverse accounting treatments. Even without the scheduled redemption feature, however, any accrued dividends on the preferred stock would still be reflected as a reduction in earnings per share available to common stockholders.

              WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF VOTING FOR PROPOSAL
              10?

              The advantage of approving this proposal is that it will eliminate the adverse accounting effect on our earnings per share and common stockholders' equity mentioned above. These adverse accounting effects could also adversely affect our stock price.

              In consideration for agreeing to this amendment to the terms of the preferred stock, which eliminates one of the exit strategies of the preferred stockholders, if this Proposal 10 is approved, we have agreed to grant the holders of the preferred stock the right to require Penton to seek a buyer for substantially all of our assets or issued and outstanding capital stock upon the sixth anniversary of the issuance of the preferred stock, which is March 19, 2008. This right, however, would not be effective if less than 3,500 shares of preferred stock (adjusted for stock splits and similar transactions) remain outstanding.

              If we have not received stockholder approval of Proposal 3 and either Proposal 4 or Proposal 5 by the sixth anniversary, the liquidation value of the preferred stock will increase from $1,000 to $9,140 per share. If no shares of preferred stock have been converted or redeemed by then, the preferred stock will have an aggregate liquidation value of $457 million. In addition, even before the preferred stockholders are paid, our $332.5 million of outstanding bonds must be paid. Thus, at the sixth anniversary, a purchaser must be willing to pay more than $789.5 million for the company before the common stockholders would be paid.

              By contrast, if stockholders do not approve this amendment, and the preferred stockholders must wait until the scheduled redemption date to be paid, as discussed above, the maximum liquidation preference (the liquidation value of the preferred stock plus accrued dividends) would be approximately $840 million. By this time, our $332.5 million of outstanding bonds would have been paid off or refinanced. Thus, we would have to generate approximately $1.17 billion of free cash flow by the scheduled redemption date, or sell the company for more than $1.17 billion, to pay off the bondholders and the preferred stockholders before the common stockholders would be paid.

              ARE THERE ANY ALTERNATIVES TO AMENDING THE TERMS OF THE PREFERRED STOCK?

              Yes. We could exchange the outstanding preferred stock for a new series of preferred stock that would have all the same terms as the current preferred stock except for the scheduled redemption right. Pursuant to the authority granted to the Board of Directors under our Amended and Restated Certificate of Incorporation, the Board of Directors could create this new series of preferred stock and effect this exchange without the approval of stockholders. The accounting treatment for an exchange, however, would not be as favorable as the accounting treatment for an amendment. Consequently, the Board of Directors determined to seek this amendment.

              Because the accounting treatment for an exchange that eliminates the scheduled redemption feature is more favorable than the accounting treatment related to retaining the scheduled redemption feature, if this Proposal 10 is not approved by stockholders at the annual meeting, we currently intend to effect an exchange to remove the scheduled redemption feature.

              WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 10?

              THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THIS AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS RELATING TO PENTON'S SERIES B CONVERTIBLE PREFERRED STOCK TO REMOVE SECTION 4C REGARDING THE SCHEDULED REDEMPTION DATE FOR THE PREFERRED STOCK AND MAKE CERTAIN UPDATING AND CONFORMING CHANGES. THE BOARD BELIEVES THAT PROPOSAL 10 IS IN THE BEST INTERESTS OF PENTON AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 10.

              WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL 10?

              The affirmative vote of the holders of a majority of our outstanding stock entitled to vote on this Proposal 10 is required to approve this Proposal 10. The holders of both our outstanding common stock and preferred stock, voting together as a single class, are entitled to vote on this Proposal 10. Under applicable Delaware law, in determining whether Proposal 10 has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and have the same effect as a vote against the proposal.

              In addition, under applicable Delaware law and the Certificate of Designation relating to the preferred stock, the holders of the preferred stock are entitled to vote separately as a class on Proposal 10 because Proposal 10 adversely affects the terms of the preferred stock. The terms of the preferred stock require an affirmative vote by 75% of the outstanding shares of preferred stock to approve this Proposal 10.

              PROPOSAL TO APPROVE THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF A NEW SERIES OF PREFERRED STOCK TO BE EXCHANGED FOR THE OUTSTANDING PREFERRED STOCK IF PROPOSAL 10 IS NOT APPROVED (PROPOSAL 11)

              WHAT ARE WE ASKING YOU TO APPROVE?

              Similar to Proposal 3, we are asking you to approve the issuance of our common stock upon conversion of the new series of preferred stock that will be issued in exchange for the outstanding preferred stock if Proposal 10 is not approved. Stockholder approval of Proposal 11 is required to remove the 19.99% limitation on this issuance of common stock imposed by the New York Stock Exchange listing rules. In addition, stockholder approval of Proposal 11 will remove the 19.99% limitation on the voting rights of the holders of this new series of preferred stock.

              WHY ARE WE SEEKING THIS APPROVAL?

              As discussed above in Proposal 10, there are certain adverse accounting implications resulting from the scheduled redemption feature of the outstanding preferred stock. By eliminating the scheduled redemption feature, we can eliminate these adverse accounting treatments. We can accomplish this result either by amending the terms of the outstanding preferred stock to remove this feature or we can exchange the outstanding preferred stock for a new series of preferred stock that has all the same terms as the outstanding preferred stock except for the scheduled redemption feature. Amending the terms of the outstanding preferred stock requires stockholder approval whereas exchanging the existing preferred stock for new preferred stock does not require stockholder approval. However, amending the terms of the existing preferred stock has more favorable accounting treatment than would an exchange. Consequently, the Board of Directors has determined to seek stockholder approval for an amendment to the terms of the preferred stock as contemplated by Proposal 10.

              Because the accounting treatment for an exchange is more favorable than retaining the scheduled redemption feature, the Board of Directors has also approved the exchange if stockholders do not approve the amendment. This new series of preferred stock, however, would have the same limitations on conversion as the existing preferred stock because of the New York Stock Exchange listing requirements. See the discussion regarding Proposal 3 in the Proxy Statement. Consequently, we need stockholder approval to remove this limitation just as we do for the existing preferred stock.

              IS THE EFFECTIVENESS OF THIS PROPOSAL CONTINGENT UPON THE APPROVAL OF ANOTHER PROPOSAL?

              Yes. If you approve Proposals 3 and 10, we will disregard the approval of this Proposal 11. If you do not approve either Proposal 3 or 10, but approve this Proposal 11, we will proceed with the exchange. If you do not approve any of Proposal 3, 10 or 11, we will proceed with the exchange. If you approve Proposal 3, but do not approve either Proposal 10 or 11, the adverse accounting treatments would continue, which could adversely affect our stock price, unless we proceed with the exchange, which would have the effect of nullifying your approval of Proposal 3 with respect to the outstanding preferred stock.

              WHAT ARE THE PRINCIPAL TERMS OF THE NEW SERIES OF PREFERRED STOCK?

              The terms of the new series of preferred stock to be exchanged for the existing preferred stock would be exactly identical to the terms of the existing preferred stock except that it would not have a scheduled redemption date. In consideration for eliminating this scheduled redemption date, we would grant to the holders of the new series of preferred stock the sales rights discussed in Proposal 10. See "What are the advantages and disadvantages of voting for Proposal 10" above.

              WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF VOTING FOR
              PROPOSAL 11?

              As discussed in Proposal 3 in the Proxy Statement, the terms of the preferred stock are more advantageous to us upon receiving stockholder approval of this Proposal 11 (which is similar to Proposal 3) and either Proposal 4 or Proposal 5 for the following reasons:

              - The dividend rate on the preferred stock will be fixed at 5% per annum for the first six years rather than the higher dividend rate of 7% per annum payable if stockholder approval is not obtained. The lower dividend rate will result in less cash being used to pay dividends and/or fewer shares of common stock being issued upon conversion of the preferred stock, which will result in less dilution to holders of common stock.

              - The conversion price of the preferred stock will remain at the higher price and will not be reduced as a result of the failure to receive stockholder approval. A higher conversion price will result in fewer shares of common stock being issued upon conversion of the preferred stock, which will result in less dilution to holders of common stock.

              - If any preferred stock remains outstanding on March 19, 2008, the liquidation value of the preferred stock will increase only to $4,570 per share rather than $9,140 per share. A lower liquidation value will result in fewer shares of common stock being issued upon conversion of the preferred stock, which will result in less dilution to the holders of common stock.

              - We may require the holders of preferred stock to convert their preferred stock into common stock provided that certain conditions are met, including receiving stockholder approval of Proposal 11 and either Proposal 4 or Proposal 5. See the discussion entitled "Conversion" in Proposal 3 in the Proxy Statement. This ability to force conversion gives us the opportunity, should all of the conditions to forced conversion be met, to reduce the number of shares of preferred stock that would be outstanding on March 19, 2008. This reduction will result in fewer shares of preferred stock having an increased liquidation value as discussed in the immediately preceding bullet point, which will result in less dilution to the holders of common stock.

              - You will receive more money upon a sale, change in control or liquidation of the company. Upon the happening of any of these events, the holders of the preferred stock are entitled to elect between receiving the liquidation value of their preferred stock plus accrued dividends or having their preferred stock redeemed. A higher liquidation value and a higher dividend rate will result in a larger payment being made to the holders of the preferred stock should they elect to receive the liquidation value plus accrued dividends. If the holders of preferred stock elect to have their preferred stock redeemed, they would be entitled to a payment equal to the number of shares of common stock into which the preferred stock is convertible times the applicable share minimum price. See the discussion entitled "Redemption" in Proposal 3 in the Proxy Statement. A higher liquidation value, a higher dividend rate and a lower conversion price will result in the holders of preferred stock being entitled to convert into a larger number of shares of common stock, which would also result in a higher payment being made to the holders of preferred stock should they elect to have their preferred stock redeemed. In each case, a higher payment being made to the preferred stock holders would result in a lower payment being made to the common stock holders in these events and vice versa.

              If you approve Proposal 11, however, the current 6,378,874 limit on (1) the number of shares issuable upon conversion of the preferred stock and exercise of the warrants and (2) the number of votes to which the holders of preferred are entitled will no longer apply. Currently, the holders of preferred stock and warrants would be entitled to receive approximately 8,170,302 shares of common stock upon conversion of the preferred stock and exercise of the warrants without this cap. In addition, the holders of preferred stock would currently be entitled to 6,570,302 votes without this cap.

              In addition, voting for this Proposal 11 would have the same advantages and disadvantages as voting for Proposal 10.

              WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 11?

              THE BOARD OF DIRECTORS HAS APPROVED THE ISSUANCE OF THE COMMON STOCK UPON CONVERSION OF THE NEW SERIES OF PREFERRED STOCK TO BE ISSUED IN EXCHANGE FOR THE OUTSTANDING PREFERRED STOCK IF PROPOSAL 10 IS NOT APPROVED BY STOCKHOLDERS. THE BOARD BELIEVES THAT PROPOSAL 11 IS IN THE BEST INTERESTS OF PENTON AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 11.

              WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL 11?

              The affirmative vote by a majority of the votes cast on this Proposal 11 is required to approve this Proposal 11. For this purpose, the holders of at least a majority in interest of all our outstanding common stock entitled to vote on this Proposal 11 must vote on this Proposal 11. The holders of preferred stock are not entitled to vote on this Proposal 11.

              Under applicable Delaware law, in determining whether this Proposal 11 has received the requisite number of affirmative votes, abstentions will be counted in tabulating the votes cast and, therefore, will have the same effect as a vote against this Proposal 11. Broker non-votes will not be counted in tabulating votes cast. Consequently, while broker non-votes do not have the effect of a vote against this Proposal 11, they can negatively affect the vote on this Proposal 11 if their failure to be counted results in less than a majority of all our outstanding common stock being voted on this Proposal 11.

                            YOUR VOTE IS IMPORTANT!

         PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                SEE REVERSE SIDE

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                               PENTON MEDIA, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2002

      FOR HOLDERS OF SERIES B CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01

   THOMAS L. KEMP, DANIEL J. RAMELLA and PRESTON L. VICE (each with full power of substitution) are hereby authorized to vote all the shares of Preferred Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on May 31, 2002, and at any adjournment thereof, as follows on the reverse side and below. The shares represented by this proxy will be voted as directed, but if no direction is given, the shares will be voted FOR the election as directors of the named nominees, FOR each of items 2 and 4-8, inclusive, and item 10, and AGAINST item 9.

                                                                                  WITHHOLD       FOR ALL
                                                                     FOR ALL         ALL         EXCEPT
 1.  Election of Directors --                                         [ ]           [ ]           [ ]
     Nominees: 01-Daniel C. Budde, 02-Peni A. Garber, 03-Hannah
     C. Stone, 04-R. Douglas Greene
     ------------------------------------------------------------
                (Except nominee(s) written above)

                                                                       FOR         AGAINST       ABSTAIN
 2.  Approve the appointment of independent accountants for
     fiscal year 2002.                                                [ ]           [ ]           [ ]
 3.  Approve the issuance of common stock upon conversion of
     preferred stock and exercise of warrants.                                Not Applicable
 4.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to increase the number of authorized shares of
     common stock to 155 million if Proposal 3 is approved.           [ ]           [ ]           [ ]
 5.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to increase the number of authorized shares of
     common stock to 435 million if Proposal 3 is not approved.       [ ]           [ ]           [ ]
 6.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to remove the provision limiting the number of
     directors to thirteen.                                           [ ]           [ ]           [ ]

                 (Continued and to be signed on reverse side.)

                              FOLD AND DETACH HERE
 -------------------------------------------------------------------------------
                          (Continued from other side)

                                                                       FOR          AGAINST        ABSTAIN
 7.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to permit holders of preferred stock to (a)
     call special meetings of the holders of preferred stock and
     (b) act by unanimous written consent.                             [ ]            [ ]            [ ]
 8.  Approve a proposal to permit employees to surrender
     outstanding stock options for new stock options.                  [ ]            [ ]            [ ]
 9.  Approve a proposal by GAMCO Investors, Inc.                       [ ]            [ ]            [ ]
10.  Approve an amendment to the terms of Penton's outstanding
     preferred stock to remove the scheduled redemption date.          [ ]            [ ]            [ ]
11.  Approve the issuance of common stock upon conversion of a new series of preferred stock to be exchanged for the
     outstanding preferred stock if Proposal 10 is not approved.                 Not Applicable

                                                  The undersigned acknowledges
                                                  receipt of the Notice of
                                                  Annual Meeting of Stockholders
                                                  and the Proxy Statement.


                                                  Dated                  , 2002
                                                       ------------------

                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------
                                                           Signature(s)

                                                  NOTE: Please sign exactly as
                                                        your name appears. Joint
                                                        owners should each sign
                                                        personally. Where
                                                        applicable, indicate
                                                        your official position
                                                        or representative
                                                        capacity.

                            YOUR VOTE IS IMPORTANT!

         PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                SEE REVERSE SIDE

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                                PENTON MEDIA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2002

                  FOR HOLDERS OF COMMON STOCK, PAR VALUE $.01

   THOMAS L. KEMP, DANIEL J. RAMELLA and PRESTON L. VICE (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on May 31, 2002, and at any adjournment thereof, as follows on the reverse side and below. The shares represented by this proxy will be voted as directed, but if no direction is given, the shares will be voted FOR the election as director of the named nominee, FOR each of items 2-8, inclusive, and items 10 and 11, and AGAINST item 9.

                                                                       FOR          WITHHOLD
 1.  Election of Director -- Nominee: R. Douglas Greene                [ ]            [ ]

                                                                       FOR          AGAINST        ABSTAIN
 2.  Approve the appointment of independent accountants for
     fiscal year 2002.                                                 [ ]            [ ]            [ ]
 3.  Approve the issuance of common stock upon conversion of
     preferred stock and exercise of warrants.                         [ ]            [ ]            [ ]
 4.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to increase the number of authorized shares of
     common stock to 155 million if Proposal 3 is approved.            [ ]            [ ]            [ ]
 5.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to increase the number of authorized shares of
     common stock to 435 million if Proposal 3 is not approved.        [ ]            [ ]            [ ]
 6.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to remove the provision limiting the number of
     directors to thirteen.                                            [ ]            [ ]            [ ]
 7.  Approve an amendment to Penton's Restated Certificate of
     Incorporation to permit holders of preferred stock to (a)
     call special meetings of the holders of preferred stock and
     (b) act by unanimous written consent.                             [ ]            [ ]            [ ]
 8.  Approve a proposal to permit employees to surrender
     outstanding stock options for new stock options.                  [ ]            [ ]            [ ]

                 (Continued and to be signed on reverse side.)

                              FOLD AND DETACH HERE
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                          (Continued from other side)

                                                                       FOR          AGAINST        ABSTAIN
 9.  Approve a proposal by GAMCO Investors, Inc.                       [ ]            [ ]            [ ]
10.  Approve an amendment to the terms of Penton's outstanding
     preferred stock to remove the scheduled redemption date.          [ ]            [ ]            [ ]
11.  Approve the issuance of common stock upon conversion of a new series of preferred stock to be exchanged for the
     outstanding preferred stock if Proposal 10 is not approved.       [ ]            [ ]            [ ]

                                                  The undersigned acknowledges
                                                  receipt of the Notice of
                                                  Annual Meeting of Stockholders
                                                  and the Proxy Statement.


                                                  Dated                   , 2002
                                                       -------------------



                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------
                                                           Signature(s)

                                                  NOTE: Please sign exactly as
                                                        your name appears. Joint
                                                        owners should each sign
                                                        personally. Where
                                                        applicable, indicate
                                                        your official position
                                                        or representative
                                                        capacity.